Exhibit 4-13

EXECUTION COPY

MASTER ISSUER BANK ACCOUNT AGREEMENT

28 NOVEMBER 2006

HOLMES MASTER ISSUER PLC

(as Master Issuer)

and

ABBEY NATIONAL PLC

(as Master Issuer Cash Manager and Master Issuer Sterling Account Bank)

and

CITIBANK, N.A., LONDON BRANCH

(as Master Issuer Non Sterling Account Bank)

and

THE BANK OF NEW YORK, LONDON BRANCH

(as Master Issuer Security Trustee)

Allen & Overy LLP

Schedules

Signatories	3

THIS MASTER ISSUER BANK ACCOUNT AGREEMENT is made on 28 November 2006

BETWEEN:

(1)

HOLMES MASTER ISSUER PLC (registered number 5953811), a public limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the Master Issuer);

(2)

ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN, in its capacity as cash manager to the Master Issuer pursuant to the Master Issuer Cash Management Agreement (the Master Issuer Cash Manager) and in its capacity as account bank to the Master Issuer acting from its branch at 21 Prescot Street, London E1 8AD (the Master Issuer Sterling Account Bank);

(3)

CITIBANK, N.A., LONDON BRANCH acting through its office at Citigroup Centre, Canada Square, London E14 5LB (the Master Issuer Non-Sterling Account Bank and, together with the Master Issuer Sterling Account Bank, the Master Issuer Account Banks); and

(4)

THE BANK OF NEW YORK, LONDON BRANCH acting through its offices at 40th Floor, One Canada Square, London E14 5AL (in its capacity as Master Issuer Security Trustee, which expression shall include such persons and all other persons for the time being acting as trustee or trustees under the Master Issuer Deed of Charge).

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

The Amended and Restated Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on 28th November 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and Clause 2 of the Master Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule, the Master Issuer Master Definitions and Construction Schedule shall prevail.

For the avoidance of doubt, and without prejudice to Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and Clause 2 of the Master Issuer Master Definitions and Construction Schedule, references in this Agreement to the Master Issuer Transaction Accounts of a Master Issuer Account Bank shall be deemed to include the singular number if such Master Issuer Account Bank maintains only a single Master Issuer Transaction Account.

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2.	THE MASTER ISSUER TRANSACTION ACCOUNTS
2.1	Instructions from Master Issuer Cash Manager to Master Issuer Sterling Account Bank
(a)

Subject to Clause 7.3, the Master Issuer Sterling Account Bank shall comply with any direction of the Master Issuer Cash Manager to effect a payment by debiting the Master Issuer Sterling Account if such direction (i) is in writing or is given by telephone and confirmed in writing not later than close of business on the day on which such direction is given and (ii) complies with the Master Issuer Sterling Account Mandate.

(b)

The Master Issuer Sterling Account Bank shall be entitled to rely on any direction given by telephone which, in its opinion (acting reasonably and in good faith), purports to be given by any Authorised Signatory referred to in the Master Issuer Sterling Account Mandate, from time to time and in respect of which the person giving the direction quotes a code reference notified in writing by the Master Issuer Cash Manager from time to time to the Master Issuer Sterling Account Bank and no delay in giving (or the absence of giving) the written confirmation of any such direction shall affect the validity of, or time of giving, the relevant telephone direction.

2.2	Timing of Payment

Without prejudice to the provisions of Clause 4.2, the Master Issuer Sterling Account Bank agrees that if directed pursuant to Clause 2.1 to make any payment, then, subject to Clauses 2.4 and 7.3 below, it will do so prior to close of business on the Business Day on which such direction is received and for value that day, provided that, if any direction is received later than 12:00 p.m. (London time) on any Business Day, the Master Issuer Sterling Account Bank shall make such payment at the commencement of business on the following Business Day for value that day.

2.3	Master Issuer Sterling Account Charges

The charges of the Master Issuer Sterling Account Bank for the operation of the Master Issuer Sterling Account shall be debited to the Master Issuer Sterling Account only on the first day of each month (or, if such day is not a Business Day, the next succeeding Business Day) in accordance with the order of priority set out in the Master Issuer Cash Management Agreement, or, following enforcement of the Master Issuer Security, the Master Issuer Deed of Charge, and the Master Issuer by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Master Issuer Sterling Account Bank.

2.4	No Overdrawn Balance

Notwithstanding the provisions of Clause 2.1, amounts shall only be withdrawn from the Master Issuer Sterling Account to the extent that such withdrawal does not cause the Master Issuer Sterling Account to become overdrawn.

2.5	Instructions from Master Issuer Cash Manager to Master Issuer Non-Sterling Account Bank
(a)

Subject to Clause 6.3, the Master Issuer Non-Sterling Account Bank shall comply with any direction of the Master Issuer Cash Manager to effect a payment by debiting the Master Issuer Non-Sterling Account if such direction (i) is in writing or is given by telephone and confirmed in writing not later than close of business on the day on which such direction is given, and (ii) complies with the Master Issuer Non-Sterling Account Mandate.

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(b)

The Master Issuer Non-Sterling Account Bank shall be entitled to rely on any direction given by telephone which, in its opinion (acting reasonably and in good faith), purports to be given by any Authorised Signatory referred to in the Master Issuer Non-Sterling Account Mandate, from time to time and in respect of which the person giving the direction quotes a code reference notified in writing by the Master Issuer Cash Manager from time to time to the Master Issuer Non-Sterling Account Bank and no delay in giving (or the absence of giving) the written confirmation of any such direction shall affect the validity of, or time of giving, the relevant telephone direction.

2.6	Timing of Payment

Without prejudice to the provisions of Clause 4.2, the Master Issuer Non-Sterling Account Bank agrees that if directed pursuant to Clause 2.5 to make any payment then, subject to Clauses 2.8 and 7.3 below, it will do so prior to close of business on the Business Day on which such direction is received and for value that day, provided that, if any direction is received later than 3.15 p.m. (London time) (or, in the case of a payment to an account held by a member bank of the Association for Payment Clearing Services (APACS) within the town clearing area, 3.45 p.m. (London time) or, in the case of a payment to another account with the Master Issuer Non-Sterling Account Bank at the same branch, 4.00 p.m. (London time)) on any Business Day, the Master Issuer Non-Sterling Account Bank shall make such payment at the commencement of business on the following Business Day for value that day.

2.7	Master Issuer Non-Sterling Account Charges

The charges of the Master Issuer Non-Sterling Account Bank for the operation of the Master Issuer Non-Sterling Account shall be debited to the Master Issuer Non-Sterling Account only on each Interest Payment Date in accordance with the order of priority set out in the Master Issuer Cash Management Agreement, or, following enforcement of the Master Issuer Security, the Master Issuer Deed of Charge, and the Master Issuer by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the Master Issuer Non-Sterling Account Bank.

2.8	No Overdrawn Balance

Notwithstanding the provisions of Clause 2.5, amounts shall only be withdrawn from the Master Issuer Non-Sterling Account to the extent that such withdrawal does not cause the Master Issuer Non-Sterling Account to become overdrawn.

3.	ADDITIONAL MASTER ISSUER ACCOUNTS
3.1	Termination of Master Issuer Swaps

If any or all of the Master Issuer Swap Agreements terminate and the Master Issuer is unable to enter into replacement hedging arrangements, the Master Issuer shall instruct the Master Issuer Cash Manager to open, as necessary, the relevant Additional Master Issuer Account at the relevant Master Issuer Account Bank. The Master Issuer shall deliver a mandate to the relevant Master Issuer Account Bank relating to such Additional Master Issuer Account in accordance with this Agreement and the Master Issuer Deed of Charge.

3.2	Operation of Additional Master Issuer Accounts

In the event that an Additional Master Issuer Account is created pursuant to Clause 3.1, the relevant account shall be operated in accordance with the following provisions:

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(a)

subject to Clause 7.3, the relevant Master Issuer Account Bank shall comply with any direction of the Master Issuer Cash Manager to effect a payment by debiting the relevant Additional Master Issuer Account if such direction (i) is in writing or is given by the internet banking service provided by the relevant Master Issuer Account Bank or otherwise; and (ii) complies with the mandates of such Additional Master Issuer Account;

(b)

the relevant Master Issuer Account Bank shall be entitled to rely on any direction given by telephone which, in its opinion (acting reasonably and in good faith), purports to be given by any Authorised Signatory referred to in the mandates of the relevant Additional Master Issuer Account, from time to time and in respect of which the person giving the direction quotes a code reference notified in writing by the Master Issuer Cash Manager from time to time to the relevant Master Issuer Account Bank and no delay in giving (or the absence of giving) the written confirmation of any such direction shall affect the validity of, or time of giving, the relevant telephone direction;

(c)

the relevant Master Issuer Account Bank agrees that if directed pursuant to Clause 3.2(a) to make any payment then, subject to Clauses 3.2(e) and 7.3 below, it will do so prior to close of business on the Business Day on which such direction is received and for value that day, provided that, if any direction is received later than 12.00 p.m. (London time) on any Business Day, the relevant Master Issuer Account Bank shall make such payment at the commencement of business on the following Business Day for value that day;

(d)

the charges of the Master Issuer Sterling Account Bank and the Master Issuer Non-Sterling Account Bank for the operation of the Additional Master Issuer Accounts (if established) shall be debited to the relevant Additional Master Issuer Account only on the first day of each month (or, if such day is not a Business Day, the next succeeding Business Day) in the case of the Master Issuer Sterling Account Bank and on each Interest Payment Date in the case of the Master Issuer Non-Sterling Account Bank , in each case in accordance with the order of priority set out in the Master Issuer Cash Management Agreement or following enforcement of the Master Issuer Security, the Master Issuer Deed of Charge, and the Master Issuer by its execution hereof irrevocably agrees that this shall be done. The charges shall be payable at the same rates as are generally applicable to the business customers of the relevant Master Issuer Account Bank; and

(e)

notwithstanding the provisions of Clause 3.2(a), and subject to the Master Issuer Deed of Charge, amounts shall only be withdrawn from an Additional Master Issuer Account to the extent that such withdrawals do not cause that Additional Master Issuer Account to become overdrawn.

3.3	Master Issuer Swap Collateral Account

In the event that any collateral is posted by a Master Issuer Currency Swap Provider pursuant to a Master Issuer Currency Swap Agreement, the Master Issuer shall instruct the Master Issuer Cash Manager to open a bank account (which, for the avoidance of doubt, shall include any Master Issuer Swap Collateral Securities Account) with the Master Issuer Sterling Account Bank for the purposes of holding such collateral (any such account, a Master Issuer Swap Collateral Account). A Master Issuer Swap Collateral Account shall be opened in respect of each Master Issuer Currency Swap Provider that is required to post collateral pursuant to a Master Issuer Currency Swap Agreement. In the event that any such Master Issuer Swap Collateral Account is opened with the Master Issuer Sterling Account Bank, the parties to this Agreement, not including the Master Issuer Account Banks, will enter into an agreement on substantially the same terms as this Agreement (with

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such amendments as shall be deemed necessary) in respect of such Master Issuer Swap Collateral Account.

4.	PAYMENTS
4.1	Instructions from the Master Issuer Cash Manager
(a)

The Master Issuer Cash Manager shall, no later than 11.00 a.m. (London time) on the fourth London Business Day before the date upon which any payment is due to be made from any of the Master Issuer Transaction Accounts (including the payments due to be made on each Interest Payment Date), submit to the Master Issuer Account Banks irrevocable written instructions as to the payments to be made out of the relevant accounts on such date.

(b)

The Master Issuer Account Bank shall comply with the instructions described in Clause 4.1(a) and shall effect the payments specified in such instructions not later than the time specified for payment therein (provided that each Master Issuer Account Bank shall not have any liability to any person if it fails to effect timely payment by reason of strike, computer failure, power cut or other matters beyond its control) on the relevant date if the instructions comply with the relevant Master Issuer Transaction Account Mandate.

4.2	Timing of Payment

Each Master Issuer Account Bank agrees that it will, not later than 11.00 a.m. (London time) on the second London Business Day prior to each Interest Payment Date, confirm to the Master Issuer Cash Manager (provided that such is the case) that it has received irrevocable instructions to effect payment to the Principal Paying Agent on the relevant Interest Payment Date and specifying the amount of the payment to be made and that, subject to receipt of funds, it will effect such payment.

5.	MANDATES AND STATEMENTS
5.1	Signing and Delivery of Mandates

The Master Issuer has delivered to the Master Issuer Account Banks prior to the Programme Date the Master Issuer Transaction Account Mandate in or substantially in the forms set out in Schedule 1 hereto duly executed and relating to the Master Issuer Transaction Accounts, and the Master Issuer Account Banks hereby confirm to the Master Issuer Security Trustee that the Master Issuer Transaction Account Mandates have been provided to it, that the Master Issuer Transaction Accounts are open and that the Master Issuer Transaction Account Mandates are operative. The Master Issuer agrees that, if an Additional Master Issuer Account is opened pursuant to Clause 3.1 or a Master Issuer Swap Collateral Account is opened pursuant to Clause 3.3, it will deliver to the relevant Master Issuer Account Bank a duly executed mandate relating to such Additional Master Issuer Account or, as the case may be, Master Issuer Swap Collateral Account. The Master Issuer Account Banks acknowledge that their respective Master Issuer Transaction Account Mandates and any other mandates delivered from time to time pursuant hereto shall be subject to the terms of the Master Issuer Deed of Charge and this Agreement.

5.2	Amendment or Revocation

Each Master Issuer Account Bank agrees that it shall notify the Master Issuer Security Trustee as soon as is reasonably practicable and in accordance with Clause 13 if it receives any amendment to or revocation of any Master Issuer Transaction Account Mandate that it holds (other than a change of Authorised Signatory) and shall require the consent of the Master Issuer Security Trustee to any such amendment or revocation (other than a change of Authorised Signatory), but, unless a Master

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Issuer Transaction Account Mandate is revoked, each Master Issuer Account Bank may continue to comply with the relevant amended Master Issuer Account Mandate (as it may from time to time be amended in accordance with the provisions of this Clause 5.2) unless it receives notice in writing from the Master Issuer Security Trustee to the effect that a Master Issuer Note Enforcement Notice has been served or that the appointment of Abbey National plc as Master Issuer Cash Manager under the Master Issuer Cash Management Agreement has been terminated and shall, thereafter, act solely on the instructions of the Master Issuer Security Trustee and in accordance with the terms thereof as provided in Clause 7.3 of this Agreement.

5.3	Statements

Each Master Issuer Account Bank shall submit monthly written statements to the Master Issuer Cash Manager setting out the amounts standing to the credit of the relevant Master Issuer Transaction Account at the close of business on the immediately preceding Business Day within three Business Days of the statement date.

6.	ACKNOWLEDGEMENT BY THE MASTER ISSUER ACCOUNT BANKS
6.1	Restriction on Master Issuer Account Banks' Rights

Notwithstanding anything to the contrary in any Master Issuer Account Mandate, each Master Issuer Account Bank hereby:

(a)

waives any right it has or may hereafter acquire to combine, consolidate or merge its Master Issuer Transaction Accounts with any other account of the Master Issuer Cash Manager, the Master Issuer, the Mortgages Trustee, Funding, the Seller, the Master Issuer Security Trustee, the Security Trustee or any other person or any liabilities of the Master Issuer Cash Manager, the Master Issuer, the Mortgages Trustee, Funding, the Seller, the Master Issuer Security Trustee, the Security Trustee or any other person owing to it;

(b)

agrees that it will not exercise any lien or, to the extent permitted by law, any set-off or transfer any sum standing to the credit of or to be credited to its Master Issuer Transaction Accounts in or towards satisfaction of any liabilities to it of the Master Issuer Cash Manager, the Master Issuer, the Mortgages Trustee, Funding, the Seller, the Master Issuer Security Trustee, the Security Trustee or any other person owing to it;

(c)

in addition to and without prejudice to its rights and obligations as a Master Issuer Secured Creditor, agrees that it will not take, and shall not take, any steps whatsoever to recover any amount due or owing to it pursuant to this Agreement or any other debts whatsoever owing to it by the Master Issuer, or procure the winding-up or liquidation of the Master Issuer or the making of an administration order in relation to the Master Issuer or the filing of documents with the court in relation to the Master Issuer or the service of a notice of intention to appoint an administrator in relation to the Master Issuer in respect of any of the liabilities of the Master Issuer whatsoever other than to the extent expressly permitted under the Master Issuer Deed of Charge;

(d)

agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Master Issuer pursuant to the Transaction Documents, subject always to and in accordance with the order of priority set out in the Master Issuer Cash Management Agreement or, as applicable, the Master Issuer Deed of Charge;

(e)	agrees that it will notify, in accordance with Clause 13, the Master Issuer Cash Manager, the Master Issuer and the Master Issuer Security Trustee if compliance with any instruction

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would cause its Master Issuer Transaction Accounts to have a negative balance, such notification to be given on the same Business Day that it determines that compliance with such instruction would cause any such account to have a negative balance; and

(f)

acknowledges that the Master Issuer has, pursuant to the Master Issuer Deed of Charge, inter alia, assigned by way of security all its rights, title, interest and benefit, present and future, in and to all sums from time to time standing to the credit of its Master Issuer Transaction Accounts and all of its rights under this Agreement to the Master Issuer Security Trustee.

6.2	Notice of Assignment and Acknowledgement
(a)

The Master Issuer Sterling Account Bank agrees that promptly upon receipt of a notice of assignment signed by the Master Issuer in (or substantially in) the form of notice set out in Part 1 of Schedule 2 hereto, the Master Issuer Sterling Account Bank shall sign and duly return to the Master Issuer, with a copy to the Master Issuer Security Trustee, an acknowledgement in (or substantially in) the form of acknowledgement set out in Part 3 of Schedule 2.

(b)

The Master Issuer Non-Sterling Account Bank agrees that promptly upon receipt of a notice of assignment signed by the Master Issuer in (or substantially in) the form of notice set out in Part 2 of Schedule 2 hereto, the Master Issuer Non-Sterling Account Bank shall sign and duly return to the Master Issuer, with a copy to the Master Issuer Security Trustee, an acknowledgement in (or substantially in) the form of acknowledgement set out in Part 4 of Schedule 2.

6.3	Monthly Statement

Unless and until directed otherwise by the Master Issuer Security Trustee in accordance with Clause 13, each Master Issuer Account Bank shall provide each of the Master Issuer Cash Manager, the Master Issuer and the Master Issuer Security Trustee with a statement in respect of its Master Issuer Transaction Accounts automatically on a monthly basis and also as soon as reasonably practicable after receipt of a request for a statement. Each Master Issuer Account Bank is hereby authorised by the Master Issuer to provide statements in respect of its Master Issuer Transaction Accounts to the Master Issuer Cash Manager and the Master Issuer Security Trustee.

7.	CERTIFICATION, INDEMNITY AND ENFORCEMENT NOTICE
7.1	Master Issuer Account Banks to Comply with Master Issuer Cash Manager's Instructions

Unless otherwise directed by the Master Issuer Security Trustee pursuant to Clause 7.3, in making any transfer or payment from its Master Issuer Transaction Accounts in accordance with this Agreement, a Master Issuer Account Bank shall be entitled to act as directed by the Master Issuer Cash Manager pursuant to Clauses 2.1, 2.5, 3.1, 3.3 and 4.1, as the case may be, and to rely as to the amount of any such transfer or payment on the Master Issuer Cash Manager's instructions in accordance with the relevant Master Issuer Transaction Account Mandate, and each Master Issuer Account Bank shall have no liability to the Master Issuer Cash Manager, the Master Issuer or the Master Issuer Security Trustee for having acted on such instructions except in the case of its wilful default, fraud or negligence.

7.2	Master Issuer's Indemnity

Subject to the priority of payments set out in the Master Issuer Cash Management Agreement or the Master Issuer Deed of Charge, as the case may be, the Master Issuer shall indemnify each Master Issuer Account Bank or, pursuant to Clause 7.3, the Master Issuer Security Trustee, as the case may be, to the extent of funds then standing to the credit of the relevant Master Issuer Account against

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any loss, cost, damage, charge or expense incurred by the relevant Master Issuer Account Bank or the Master Issuer Security Trustee, as the case may be, in complying with any instruction delivered pursuant to and in accordance with this Agreement, save that this indemnity shall not extend to:

(a)	the charges of a Master Issuer Account Bank (if any) for the operation of its Master Issuer Transaction Accounts other than as provided in this Agreement; and
(b)	any loss, cost, damage, charge or expense arising from any breach by a Master Issuer Account Bank of its obligations under this Agreement.
7.3	Consequences of a Master Intercompany Loan Acceleration Notice, a Master Issuer Note Enforcement Notice or termination of the appointment of Abbey National plc as Master Issuer Cash Manager

Each Master Issuer Account Bank acknowledges that if it receives notice in writing from the Master Issuer Security Trustee to the effect that (a) the Master Issuer Security Trustee has served a Master Intercompany Loan Acceleration Notice, (b) the Note Trustee has served a Master Issuer Note Enforcement Notice or (c) the appointment of Abbey National plc as Master Issuer Cash Manager under the Master Issuer Cash Management Agreement has been terminated (but without prejudice to Clause 7.1 above), then all right, authority and power of the Master Issuer Cash Manager in respect of the Master Issuer Transaction Accounts shall be terminated and be of no further effect, and each Master Issuer Account Bank agrees that it shall, upon receipt of such notice from the Master Issuer Security Trustee, comply with the directions of the Master Issuer Security Trustee or any successor cash manager appointed by the Master Issuer Security Trustee (subject to such successor cash manager having entered into an agreement with that Master Issuer Account Bank on substantially the same terms as this Agreement) in relation to the operation of the Master Issuer Transaction Accounts.

8.	CHANGE OF MASTER ISSUER SECURITY TRUSTEE OR MASTER ISSUER ACCOUNT BANK
8.1	Change of Master Issuer Security Trustee

In the event that there is any change in the identity of the Master Issuer Security Trustee or an additional Master Issuer Security Trustee is appointed in accordance with the provisions of the Master Issuer Deed of Charge, the existing Master Issuer Security Trustee, the new Master Issuer Security Trustee or the retiring Master Issuer Security Trustee, as the case may be, the Master Issuer Cash Manager, the Master Issuer and each Master Issuer Account Bank shall execute such documents and take such actions as such of the existing Master Issuer Security Trustee, the new Master Issuer Security Trustee or the retiring Master Issuer Security Trustee, as the case may be, shall agree are reasonably necessary for the purpose of vesting in such new Master Issuer Security Trustee the rights, benefits and obligations of the Master Issuer Security Trustee under this Agreement and under the Master Issuer Deed of Charge and, if relevant, releasing the retiring Master Issuer Security Trustee from its future obligations hereunder and thereunder. It is acknowledged that a trust corporation may be appointed as sole trustee and in the event that there are one or more Master Issuer Security Trustees, at least one of such Master Issuer Security Trustees shall be a trust corporation.

8.2	Change of Master Issuer Account Bank

If there is any change in the identity of a Master Issuer Account Bank, then the Master Issuer Cash Manager, the Master Issuer, the Master Issuer Security Trustee and any other existing Master Issuer Account Bank shall execute such documents and take such actions as the new Master Issuer Account

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Bank, the retiring Master Issuer Account Bank and the Master Issuer Security Trustee may require for the purpose of vesting in the new Master Issuer Account Bank the rights and obligations of the retiring Master Issuer Account Bank and releasing the retiring Master Issuer Account Bank from its future obligations under this Agreement.

9.	TERMINATION
9.1	Termination Events

The Master Issuer Cash Manager or the Master Issuer may (with the prior written consent of the Master Issuer Security Trustee) terminate this Agreement and shall (in the case of any of the paragraphs (b) to (e) below) or may (in the case of paragraphs (a) and (f) below) with such consent) close the Master Issuer Transaction Account, in each case, by serving a written notice of termination on the relevant Master Issuer Account Bank in the following circumstances:

(a)

if a deduction or withholding for or on account of any Tax is imposed, or it appears likely that such a deduction or withholding will be imposed, in respect of the interest payable on the relevant Master Issuer Transaction Account held with the relevant Master Issuer Account Bank; or

(b)

if the short-term, unsubordinated, unguaranteed and unsecured debt obligation ratings of the relevant Master Issuer Account Bank fall below F1 by Fitch, P-1 by Moody's or A-1+ by S&P (or in each case, such other rating as may be agreed between the parties hereto and the relevant Rating Agency from time to time) and the relevant Master Issuer Account Bank does not, within 30 London Business Days of such an occurrence, (A) close the relevant Master Issuer Transaction Account held with them, open a replacement account and transfer all of its rights and obligations under this Agreement to an authorised institution under FSMA (i) having a short-term, unsubordinated, unguaranteed and unsecured rating of at least F1 by Fitch, P-1 by Moody's or A-1+ by S&P; and (ii) which enters into an agreement in the form and substance similar to this agreement or (B) obtain a guarantee (which is in accordance with S&P criteria) of its obligations under this Agreement from a financial institution having a short-term, unsubordinated, unguaranteed and unsecured rating of at least F1 by Fitch, P-1 by Moody's or A-1+ by S&P or (C) take such other actions to ensure that the ratings assigned to the Master Issuer Notes are not adversely affected by the ratings downgrade (provided that in the case of each of (A), (B) and (C) above, the Rating Agencies then rating the Master Issuer Notes confirm that the Master Issuer Notes would not be adversely affected thereby), provided always that where the Relevant Deposit Amount is, or within the above 30 London Business Day period becomes, less than 30 per cent. of the amount of the Funding Share, then the minimum short-term, unsubordinated, unguaranteed and unsecured rating of such Master Issuer Account Bank required by S&P shall be at least A-1 (or such other rating as may be agreed between the parties hereto and S&P from time to time) and references in this Clause to a rating of A-1+ from S&P shall instead be construed as references to a rating of A-1 from S&P (or such other rating as may be agreed between the parties hereto and S&P from time to time); or

(c)

if the relevant Master Issuer Account Bank, otherwise than for the purposes of such amalgamation or reconstruction as is referred to in paragraph (d) below, ceases or, through an authorised action of the board of directors of the relevant Master Issuer Account Bank, threatens to cease to carry on all or substantially all of its business or is deemed unable to pay its debts as and when they fall due within the meaning of Section 123(1) (on the basis that the reference in Section 123(1)(a) to £750 was read as a reference to £10 million) and

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Section 123(2) of the Insolvency Act 1986 (as either of those Sections may be amended) or ceases to be an appropriately authorised institution under FSMA; or

(d)

if an order is made or an effective resolution is passed for the winding-up of the relevant Master Issuer Account Bank except a winding-up for the purposes of or pursuant to a solvent amalgamation or reconstruction the terms of which have previously been approved in writing by the Master Issuer Security Trustee (such approval not to be unreasonably withheld or delayed); or

(e)

if proceedings are initiated against the relevant Master Issuer Account Bank under any applicable liquidation, insolvency, bankruptcy, composition, reorganisation (other than a reorganisation where such Master Issuer Account Bank is solvent) or other similar laws (including, but not limited to, presentation of a petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) and (except in the case of presentation of a petition for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) such proceedings are not, in the reasonable opinion of the Master Issuer Security Trustee, being disputed in good faith with a reasonable prospect of success or an administration order is granted or the appointment of an administrator takes effect or an administrative receiver or other receiver, liquidator, trustee in sequestration or other similar official is appointed in relation to such Master Issuer Account Bank or in relation to the whole or any substantial part of the undertaking or assets of such Master Issuer Account Bank, or an encumbrancer takes possession of the whole or any substantial part of the undertaking or assets of such Master Issuer Account Bank, or a distress, execution or diligence or other process shall be levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of such Master Issuer Account Bank and such possession or process (as the case may be) is not discharged or otherwise ceases to apply within 30 days of its commencement, or such Master Issuer Account Bank initiates or consents to judicial proceedings relating to itself under applicable liquidation, insolvency, bankruptcy, composition, reorganisation or other similar laws or makes a conveyance or assignment or assignation for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any indebtedness; or

(f)

if the relevant Master Issuer Account Bank fails to perform any of its obligations under this Agreement and such failure remains unremedied for three Business Days after the Master Issuer Cash Manager or the Master Issuer Security Trustee, as the case may be, has given notice of such failure.

9.2	Termination Option

The Master Issuer and the Master Issuer Security Trustee, upon a breach by a Master Issuer Account Bank of its obligations under the Bank Account Agreement, the Funding Guaranteed Investment Contract, the Mortgages Trustee Guaranteed Investment Contract, the Cash Management Agreement, the First Issuer Bank Account Agreement, the Second Issuer Bank Account Agreement, the Third Issuer Bank Account Agreement, the Fourth Issuer Bank Account Agreement, the Fifth Issuer Bank Account Agreement, the Sixth Issuer Bank Account Agreement, the Seventh Issuer Bank Account Agreement, the Eighth Issuer Bank Account Agreement, the Ninth Issuer Bank Account Agreement, the Tenth Issuer Bank Account Agreement, this Agreement, the First Issuer Cash Management Agreement, the Second Issuer Cash Management Agreement, the Third Issuer Cash Management Agreement, the Fourth Issuer Cash Management Agreement, the Fifth Issuer Cash Management Agreement, the Sixth Issuer Cash Management Agreement, the Seventh Issuer

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Cash Management Agreement, the Eighth Issuer Cash Management Agreement, the Ninth Issuer Cash Management Agreement, the Tenth Issuer Cash Management Agreement, the Master Issuer Cash Management Agreement or the Servicing Agreement, may, by giving one month's prior written notice to the Master Issuer Account Bank (with a copy to the Master Issuer Security Trustee), terminate the appointment of such Master Issuer Account Bank, provided that:

(a)

such termination shall not be effective until a replacement financial institution or institutions (in each case (i) with a short-term unsecured, unsubordinated, unguaranteed and unsecured debt obligation rating of at least P-1 by Moody's, A-1+ by S&P and F1 by Fitch (or such other ratings that may be agreed between the parties hereto and the relevant Rating Agency from time to time) provided always that where the Relevant Deposit Amount is less than 30 per cent. of the amount of the Funding Share, then the short-term, unsubordinated, unguaranteed and unsecured rating of such replacement financial institution required by S&P shall be at least A-1 (or such other rating as may be agreed between the parties hereto and S&P from time to time) and references in this Clause to a rating of A-1+ from S&P shall instead be construed as references to a rating of A-1 from S&P (or such other rating as may be agreed between the parties hereto and the S&P from time to time) and (ii) being an authorised institution under FSMA shall have entered into an agreement in form and substance similar to this Agreement; and

(b)	such termination would not adversely affect the then-current ratings of the Master Issuer Notes.

The Master Issuer Cash Manager and the Master Issuer shall use reasonable endeavours to agree such terms with such a replacement financial institution or institutions within 60 days of the date of the notice. In the event of such termination, the relevant Master Issuer Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby, and the Master Issuer shall reimburse such Master Issuer Account Bank for its reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable costs and expenses) incurred during the period of, and until completion of, such transition.

9.3	Notification of Termination Event

Each of the Master Issuer, the Master Issuer Cash Manager and each Master Issuer Account Bank undertakes and agrees to notify the Master Issuer Security Trustee in accordance with Clause 13 promptly upon becoming aware thereof of any event which would or could entitle the Master Issuer Security Trustee to serve a notice of termination pursuant to Clause 9.4.

9.4	Termination by Master Issuer Security Trustee

In addition, prior to the service of a Master Intercompany Loan Acceleration Notice or a Master Issuer Note Enforcement Notice, the Master Issuer Security Trustee may terminate this Agreement and close any of the Master Issuer Transaction Accounts by serving a notice of termination if any of the events specified in Clause 9.1(a) to (f) (inclusive) of this Agreement occurs in relation to the relevant Master Issuer Account Bank. Following the service of a Master Intercompany Loan Acceleration Notice or a Master Issuer Note Enforcement Notice, the Master Issuer Security Trustee may serve a notice of termination at any time.

9.5	Automatic Termination

This Agreement shall automatically terminate (if not terminated earlier pursuant to this Clause 9) on the date falling 90 days after all Master Issuer Secured Liabilities have been irrevocably discharged in full.

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9.6	Termination by Master Issuer Account Banks

Each Master Issuer Account Bank may terminate this Agreement and cease to operate its Master Issuer Transaction Accounts at any time:

(a)

on giving not less than six months' prior written notice thereof ending on any Business Day which does not fall on either an Interest Payment Date or less than 10  Business Days before an Interest Payment Date to each of the other parties hereto without assigning any reason therefor; or

(b)

on giving not less than three months' prior written notice thereof ending on any Business Day which does not fall on either an Interest Payment Date or less than 10 Business Days before an Interest Payment Date to each of the other parties hereto, if the Master Issuer Account Bank shall have demanded payment of its due charges or any interest and the same shall have remained unpaid for a period of one month (provided that if the relevant amounts have been paid on or before the date six weeks after the date of delivery of such notice, the notice shall have no effect),

PROVIDED THAT such termination shall not take effect:

(i)

until a replacement financial institution or institutions (in each case, (A) with a short-term unsecured, unsubordinated and unguaranteed debt obligation rating of at least P-1 by Moody's, A-1+ by S&P and F1+ by Fitch (or such other ratings that may be agreed between the parties hereto and the relevant Rating Agency from time to time) provided always that where the Relevant Deposit Amount is less than 20 per cent. of the amount of the Funding Share, then the minimum short-term, unsubordinated, unguaranteed and unsecured rating of such replacement financial institution required by S&P shall be at least A-1 (or such other rating as may be agreed between the parties hereto and S&P from time to time) and references in this Clause to a rating of A-1+ from S&P shall instead be construed as references to a rating of A-1 from S&P (or such other rating as may be agreed between the parties hereto and S&P from time to time) and (B) being an authorised institution under FSMA shall have entered into an agreement in form and substance similar to this Agreement; and

(ii)	if the then-current ratings of the Master Issuer Notes would be adversely affected thereby.

In either case the relevant Master Issuer Account Bank shall not be responsible for any costs or expenses occasioned by such termination and cessation. In the event of such termination and cessation, the relevant Master Issuer Account Bank shall assist the other parties hereto to effect an orderly transition of the banking arrangements documented hereby.

10.	FURTHER ASSURANCE

The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or reasonably desirable to give full effect to the arrangements contemplated by this Agreement.

11.	CONFIDENTIALITY

None of the parties hereto shall during the term of this Agreement or after its termination disclose to any person whatsoever (except as provided herein or in any of the Master Issuer Transaction Documents to which it is a party or with the authority of the other parties hereto or so far as may be necessary for the proper performance of its obligations hereunder or unless required by law or any

12

applicable stock exchange requirement or any governmental or regulatory authority or ordered to do so by a court of competent jurisdiction or by HM Revenue and Customs or the Commissioners of Customs and Excise or the Bank of England or the Financial Services Authority) any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may in the course of its duties hereunder have become possessed and each of the parties hereto shall use all reasonable endeavours to prevent any such disclosure.

12.	COSTS

The Master Issuer agrees to pay the reasonable costs and any amounts in respect of Irrecoverable VAT thereon (including reasonable legal costs and expenses) of each Master Issuer Account Bank in connection with the negotiation of this Agreement and the establishment of the Master Issuer Transaction Accounts respectively and the negotiation and execution of any further documents and the taking of any further action to be executed or taken pursuant to Clauses 8, 9 (other than Clauses 9.1(b), 9.1(c), 9.1(d), 9.1(e), 9.1(f), 9.5, 9.6(a) and 9.6(a)) and 10.

13.	NOTICES

Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. (London time) on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

(a)

in the case of the Master Issuer Cash Manager, to Abbey National plc at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 129), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Retail Credit Risk;

(b)

in the case of the Master Issuer, to Holmes Master Issuer PLC, at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 129), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Retail Credit Risk;

(c)

in the case of the Master Issuer Security Trustee, to The Bank of New York, 40th Floor, One Canada Square, London E14 5AL (facsimile number (44) 20 7964 6399) for the attention of Global Structured Finance-Corporate Trust;

(d)

in the case of the Master Issuer Sterling Account Bank, to Abbey National plc at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with copies to (i) Abbey National plc, 21 Prescot Street, London E1 8AD (facsimile number (44) 20 7612 5088) for the attention of the Manager, Corporate Payment Operations and (ii) Abbey National plc, c/o Abbey House (AAM 129), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Retail Credit Risk; and

(e)

in the case of the Master Issuer Non-Sterling Account Bank, to Citibank, N.A., London Branch at Citigroup Centre, Canada Square, London E14 5LB (facsimile number (44) 20 7500 2262) for the attention of Nigel Kilvington, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be

13

notified by any party to the others by written notice in accordance with the provisions of this Clause 13.

14.	INTEREST
14.1

The Master Issuer Account Banks shall pay, (a) in the case of the Master Issuer Sterling Account on the first day of each month (or if such day is not a London Business Day on the next succeeding London Business Day) in respect of the preceding month, and (b) in the case of the Master Issuer Non-Sterling Accounts on each Interest Payment Date in respect of the preceding Interest Period, interest on any cleared credit balances on such Master Issuer Transaction Accounts.

14.2	Any Additional Master Issuer Account or Master Issuer Swap Collateral Account opened with a Master Issuer Account Bank or any other bank shall be an interest bearing account.

15.	WITHHOLDING

All payments by a Master Issuer Account Bank under this Agreement shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, Taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which event such Master Issuer Account Bank shall:

(a)	ensure that the deduction or withholding does not exceed the minimum amount legally required;
(b)	pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding;
(c)	furnish to the Master Issuer or the Master Issuer Security Trustee (as the case may be) within the period for payment permitted by the relevant law, either:
(i)	an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or
(ii)

if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or withholding or equivalent evidence of the relevant deduction or withholding; and

(d)

account to the Master Issuer in full by credit to the relevant Master Issuer Transaction Account of an amount equal to the amount of any rebate, repayment or reimbursement of any deduction or withholding which the relevant Master Issuer Account Bank has made pursuant to this Clause 15 and which is subsequently received by the Master Issuer Account Bank.

16.	TAX STATUS
16.1

The Master Issuer Account Bank hereby represents and warrants that it is a bank for the purposes of section 349 of ICTA is entering into this Agreement in the ordinary course of its business, will pay interest pursuant hereto in the ordinary course of such business, will bring into account payments (other than deposits) made under this Agreement in computing its income for United Kingdom Tax purposes and undertakes that it will not cease to be so or to do so otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of HM Revenue and Customs occurring after the date of this Agreement.

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16.2

Each Master Issuer Account Bank will procure that any of its successors or assigns will provide the same representation as to its Tax status as is provided by the relevant Master Issuer Account Bank in Clause 16.1 above.

17.	ENTIRE AGREEMENT

This Agreement and the schedules together constitute the entire agreement and understanding between the parties in relation to the subject matter hereof and cancel and replace any other agreement or understanding in relation thereto.

18.	VARIATION AND WAIVER

No variation, waiver or novation of this Agreement or any provision(s) of this Agreement shall be effective unless it is in writing and executed by (or by some person duly authorised by) each of the parties hereto. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

19.	ASSIGNMENT

Subject as provided in or contemplated by Clauses 6.1(f) and 8.2:

(a)

a Master Issuer Account Bank may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Master Issuer and the Master Issuer Security Trustee and the Master Issuer shall notify the Rating Agencies of any such transfer;

(b)

the Master Issuer may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Master Issuer Account Banks and the Master Issuer Security Trustee, except that the Master Issuer may assign its rights hereunder without such consent pursuant to the Master Issuer Deed of Charge; and

(c)

no Master Issuer Account Bank may act through any other branch other than the branch specified on page 1 of this Agreement without the prior written consent of the Master Issuer and the Master Issuer Security Trustee (such consent not to be unreasonably withheld).

20.	THE MASTER ISSUER SECURITY TRUSTEE

The Master Issuer Security Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement but shall have no responsibility for any of the obligations of, nor assume any liabilities to, the Master Issuer Cash Manager, any Master Issuer Account Bank or the Master Issuer hereunder. Any liberty or power which may be exercised or made by the Master Issuer Security Trustee shall be exercised or made in accordance with the provisions of the Master Issuer Deed of Charge and the Master Issuer Security Trustee shall have no obligation to provide reasons therefor.

21.	EXCLUSION OF THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

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22.	COUNTERPARTS

This Agreement may be signed (manually or by facsimile) and delivered in one or more counterparts, all of which, taken together, shall constitute one and the same document.

23.	GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales.

24.	SUBMISSION TO JURISDICTION

Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first before written.

16

SCHEDULE 1

FORM OF MASTER ISSUER TRANSACTION ACCOUNT MANDATE

PART 1

FORM OF MASTER ISSUER STERLING ACCOUNT MANDATE

[date]

[•]

Abbey National plc

[•]

Holmes Master Issuer PLC

Dear [•],

I should be pleased if you would open a new sterling bank account for the above company in preparation for our forthcoming securitisation issue in November 2006. The first funds will be available for paying-in by the end of [•], as the companies are formed.

The terms of the accounts are to be the same as for Holmes Financing No 1 plc (8261), Holmes Financing No. 2 plc (8485), Holmes Financing No 3 plc (8868), Holmes Financing No 4 (8869), Holmes Financing No 5 (9643), Holmes Financing No 6 (1810), Holmes Financing No 7 (2380), Holmes Financing No 8 (8236), Holmes Financing No 9 (8324) and Holmes Financing No 10 (8241).

A list of authorised signatories is attached.

Yours sincerely

[•]

17

PART 2

FORM OF MASTER ISSUER NON-STERLING ACCOUNT MANDATE

[date]

[•]

Citibank, N.A., London Branch

[•]

Holmes Master Issuer PLC

Dear [•],

I would like to formally open 2 new currency bank accounts for US Dollars and Euros as follows:

Holmes Master Issuer PLC – Dollars

Holmes Master Issuer PLC – Euros

The terms of the accounts are to be the same as the existing Holmes Financing 1 – 10 accounts.

A list of authorised signatories is attached. This list is applicable to all Holmes Financing accounts with yourselves and should replace any list that you currently hold.

Yours sincerely

[•]

18

SCHEDULE 2

FORM OF NOTICE OF ASSIGNMENT AND ACKNOWLEDGEMENT OF ASSIGNMENT

PART 1

NOTICE OF ASSIGNMENT - MASTER ISSUER STERLING ACCOUNT

To:	Abbey National plc
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

For the attention of:	Company Secretary

With a copy to:	The Bank of New York, London Branch
40th Floor
One Canada Square
London
E14 5AL

For the attention of:	Global Structured Finance - Corporate Trust

 Date: [•] 2006

Dear Sirs,

Re: Holmes Master Issuer PLC Sterling Account

We hereby give you notice that, by a deed of charge dated of even date herewith and made between, inter alios, ourselves, Abbey National plc and The Bank of New York, London Branch (the Master Issuer Security Trustee), a copy of which is enclosed (the Master Issuer Deed of Charge), we:

(a)

charged by way of first fixed charge all of our rights, title, benefit and interest present and future in, to and under the Master Issuer Sterling Account – account number 90035033 (sort code 09 02 40), all sums of money standing to the credit thereof from time to time and all interest accruing from time to time thereon;

(b)

charged by way of first fixed charge all of our rights, title, benefit and interest present and future in, to and under any Additional Master Issuer Account established pursuant to clause 3.1 of the Master Issuer Bank Account Agreement, all sums of money standing to the credit thereof from time to time and all interest paid or payable in relation to those amounts thereon from time to time;

(c)

assigned (or to the extent not assignable charged) by way of first fixed security all of our rights title, benefit and interest present and future in, to and under the Master Issuer Bank Account Agreement of even date herewith between ourselves, yourselves, the Master Issuer Security Trustee and Abbey National plc in its capacity as Master Issuer Cash Manager.

19

Accordingly, amounts may and shall be withdrawn from time to time from the Master Issuer Sterling Account or any Additional Master Issuer Account established pursuant to clause 3.1 of the Master Issuer Bank Account Agreement in accordance with the provisions of the Master Issuer Cash Management Agreement and the Master Issuer Deed of Charge until such time as you receive notice in writing from the Master Issuer Security Trustee in which case you shall thereafter comply with all directions of the Master Issuer Security Trustee.

Please note that the foregoing authorisations and instructions may not be revoked or varied by ourselves without the prior written confirmation of the Master Issuer Security Trustee.

Please acknowledge receipt of this notice and your acceptance of the instructions herein contained by signing two copies of the attached form of acknowledgement, returning one copy to ourselves and sending the other copy direct to the Master Issuer Security Trustee at 40th Floor, One Canada Square, London E14 5AL for the attention of the Global Structured Finance-Corporate Trust.

This notice of charge and assignment is governed by, and construed in accordance with, the laws of England and Wales. Words defined in the Master Issuer Master Definitions and Construction Schedule referred to in clause 1 of the Master Issuer Deed of Charge shall have the same meaning in this notice.

Yours faithfully

........................................................

for and on behalf of

HOLMES MASTER ISSUER PLC

20

PART 2

NOTICE OF ASSIGNMENT - MASTER ISSUER NON-STERLING ACCOUNT

To:	Citibank, N.A., London Branch
Citigroup Centre
Canada Square
London E14 5LB

For the attention of:	Nigel Kilvington

With a copy to:	The Bank of New York, London Branch
40th Floor
One Canada Square
London
E14 5AL

For the attention of:	Global Structured Finance - Corporate Trust

Date: [•] 2006

Dear Sirs,

Re: Holmes Master Issuer PLC Non-Sterling Account

We hereby give you notice that, by a deed of charge dated of even date herewith and made between, inter alios, ourselves, Abbey National plc and The Bank of New York, London Branch (the Master Issuer Security Trustee), a copy of which is enclosed (the Master Issuer Deed of Charge), we:

(a)

charged by way of first fixed charge all of our rights, title, benefit and interest present and future in, to and under the Master Issuer Dollar Account – account number 11591711 (sort code 18 50 04), all sums of money standing to the credit thereof from time to time and all interest accruing from time to time thereon;

(b)

charged by way of first fixed charge all of our rights, title, benefit and interest present and future in, to and under the Master Issuer Euro Account – account number 11591703 (sort code 18 50 04), all sums of money standing to the credit thereof from time to time and all interest accruing from time to time thereon;

(c)

charged by way of first fixed charge all of our rights, title, benefit and interest present and future in, to and under any Additional Master Issuer Account established pursuant to clause 3.1 of the Master Issuer Bank Account Agreement, all sums of money standing to the credit thereof from time to time and all interest paid or payable in relation to those amounts thereon from time to time;

(d)

assigned (or to the extent not assignable charged) by way of first fixed security all of our rights title, benefit and interest present and future in, to and under the Master Issuer Bank Account Agreement of even date herewith between ourselves, yourselves, the Master Issuer Security Trustee and Abbey National plc in its capacity as Master Issuer Cash Manager.

21

Accordingly, amounts may and shall be withdrawn from time to time from the Master Issuer Non-Sterling Account or any Additional Master Issuer Account established pursuant to clause 3.1 of the Master Issuer Bank Account Agreement in accordance with the provisions of the Master Issuer Cash Management Agreement and the Master Issuer Deed of Charge until such time as you receive notice in writing from the Master Issuer Security Trustee in which case you shall thereafter comply with all directions of the Master Issuer Security Trustee.

Please note that the foregoing authorisations and instructions may not be revoked or varied by ourselves without the prior written confirmation of the Master Issuer Security Trustee.

Please acknowledge receipt of this notice and your acceptance of the instructions herein contained by signing two copies of the attached form of acknowledgement, returning one copy to ourselves and sending the other copy direct to the Master Issuer Security Trustee at 40th Floor, One Canada Square, London E14 5AL for the attention of the Global Structured Finance-Corporate Trust.

This notice of charge and assignment is governed by, and construed in accordance with, the laws of England and Wales. Words defined in the Master Issuer Master Definitions and Construction Schedule referred to in clause 1 of the Master Issuer Deed of Charge shall have the same meaning in this notice.

Yours faithfully

........................................................

for and on behalf of

HOLMES MASTER ISSUER PLC

22

PART 3

ACKNOWLEDGEMENT - MASTER ISSUER STERLING ACCOUNT

To:	Holmes Master Issuer PLC
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

For the attention of the Company Secretary

and to:	The Bank of New York
40th Floor
One Canada Square
London
E14 5AL
(the Master Issuer Security Trustee)

For the attention of Global Structured Finance-Corporate Trust

Date: [•] 2006

Dear Sir,

Re: Holmes Master Issuer plc

We acknowledge receipt of your letter dated [•] 2006, a copy of which is attached. Words and expressions defined in that letter have the same meanings herein.

In consideration of your agreeing to maintain or establish the Master Issuer Sterling Account with us, we now agree and confirm to the Master Issuer Security Trustee that we accept and will comply with the authorisations and instructions contained in that letter and will not accept or act upon any instructions contrary thereto unless the same shall be in writing signed by the Master Issuer Security Trustee.

This acknowledgement is governed by, and construed in accordance with, the laws of England and Wales.

Yours faithfully,

.............................................

for and on behalf of

Abbey National plc

23

 PART 4

ACKNOWLEDGEMENT - MASTER ISSUER NON-STERLING ACCOUNT

To:	Holmes Master Issuer PLC
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

For the attention of the Company Secretary

and to:	The Bank of New York
40th Floor
One Canada Square
London
E14 5AL
(the Master Issuer Security Trustee)

For the attention of Global Structured Finance-Corporate Trust

Date: [•] 2006

Dear Sir,

Re: Holmes Master Issuer plc

We acknowledge receipt of your letter dated [•] 2006, a copy of which is attached. Words and expressions defined in that letter have the same meanings herein.

In consideration of your agreeing to maintain or establish the Master Issuer Non-Sterling Accounts with us, we now agree and confirm to the Master Issuer Security Trustee that we accept and will comply with the authorisations and instructions contained in that letter and will not accept or act upon any instructions contrary thereto unless the same shall be in writing signed by the Master Issuer Security Trustee.

This acknowledgement is governed by, and construed in accordance with, the laws of England and Wales.

Yours faithfully,

.............................................

for and on behalf of

CITIBANK, N.A., LONDON BRANCH

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SIGNATORIES

Master Issuer

SIGNED for and on behalf of	)
HOLMES MASTER ISSUER PLC	)

Master Issuer Cash Manager and Master Issuer Sterling Account Bank

SIGNED for and on behalf of	)
ABBEY NATIONAL PLC	)

Master Issuer Security Trustee

SIGNED for and on behalf of	)
THE BANK OF NEW YORK,	)
LONDON BRANCH	)

Master Issuer Non-Sterling Account Bank

SIGNED for and on behalf of	)
CITIBANK, N.A., LONDON BRANCH	)

25